Asset Backed Securities Portfolio Analysis
ABSC 2004 - HE5 (New Century Collateral)
Home Equity Portfolio
6,012 records
Balance: 1,004,280,117

1. Original Loan to Value Ratio

	Number Of	Aggregate Remaining	% Loans by Remaining
Original Loan to Value Ratio	Loans	Principal Balance	Principal Balance
5.001 - 10.000	2	$110,000.00	0.01%
10.001 - 15.000	11	387,495.00	0.04
15.001 - 20.000	529	24,489,687.88	2.44
20.001 - 25.000	16	1,005,140.38	0.1
25.001 - 30.000	15	1,405,725.00	0.14
30.001 - 35.000	27	3,757,644.00	0.37
35.001 - 40.000	23	2,643,631.00	0.26
40.001 - 45.000	53	6,539,189.01	0.65
45.001 - 50.000	62	8,727,420.35	0.87
50.001 - 55.000	73	10,238,239.00	1.02
55.001 - 60.000	127	20,113,992.41	2
60.001 - 65.000	236	40,421,467.92	4.02
65.001 - 70.000	320	56,823,144.30	5.66
70.001 - 75.000	490	84,699,467.22	8.43
75.001 - 80.000	1,692	294,094,349.77	29.28
80.001 - 85.000	748	136,534,785.83	13.6
85.001 - 90.000	948	185,458,315.40	18.47
90.001 - 95.000	453	92,491,213.99	9.21
95.001 - 100.000	187	34,339,208.19	3.42
Total:	6,012	$1,004,280,116.65	100.00%
Minimum Loan-to-Value Ratio: 5.680
Maximum Loan-to-Value Ratio: 100.000

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Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010
www.csfb.com
5/27/2004 11:51

All data provided by New Century